AMERICAN CENTURY QUANTITATIVE
EQUITY FUNDS, INC.

	ARTICLES OF AMENDMENT

	AMERICAN CENTURY QUANTITATIVE
EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by
Section 2-605(a)(2) of the Maryland General
Corporation Law, the Board of Directors of the Corporation has duly adopted resolutions authorizing renaming of duly established and allocated series of the Corporation's stock as follows:

Old Series Name
New Series Name
Strategic Inflation
Opportunities Fund
Multi-Asset Real
Return Fund

	THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on May 2, 2016.

      IN WITNESS WHEREOF, AMERICAN
CENTURY QUANTITATIVE EQUITY FUNDS,
INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 4th day of April, 2016.


ATTEST:

AMERICAN CENTURY QUANTITATIVE EQUITY
FUNDS, INC.






/s/ Otis H. Cowan

/s/ Charles A. Etherington
Name:
Otis H. Cowan

Name:
Charles A. Etherington
Title
Assistant Secretary

Title:
Senior Vice President




	THE UNDERSIGNED SENIOR VICE
PRESIDENT OF AMERICAN CENTURY
QUANTITATIVE EQUITY FUNDS, INC., who
executed on behalf of said Corporation the foregoing
Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing
Articles of Amendment to be the corporate act of said
Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: April 4, 2016

/s/ Charles A. Etherington


Charles A. Etherington,
Senior Vice President




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